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                                                                  Exhibit 23.11

                                     CONSENT

            I, Reginald Winssinger, hereby consent to serve as a director of Carey Diversified LLC.



                                          /s/ Reginald Winssinger
                                          --------------------------------------
                                          Reginald Winssinger